Exhibit 10.31

Cirrus Aircraft Change Request

Purchaser:	Flewber, Inc	Serial Number:	0209
		Registration:	N619GK
Main Address:	1411 Broadway	Order Date:	04/03/2023
	38th Floor	Mobile Phone:	(917) 337-7774
	New York, NY 10018	Email:	marc@flewber.com
United States

This Change Request to the Aircraft Order is herewith submitted for Cirrus Aircraft review and approval. If approved, it will be made a supplement of and is made a part of the above-referenced Order and shall in no way void or nullify any provision thereof except to the extent specified below and attested to by the signatures of both parties to the original Order.

1.	Current Initial Deposit Held

Purchaser agrees to a transfer of the initial deposit of $200,000.00 from AIC Title Company to Cirrus Aircraft. The deposit will be retained by Cirrus Aircraft as a credit toward the Financial Closing of N619GK ASN0209.

2.	Initial Deposit - Paragraph 3 of the Cirrus Vision Jet SF50 Cirrus Certified Aircraft Purchase Agreement (the "Agreement") shall be amended as follows:

By August 11th, 2023, Purchaser shall make an additional non-refundable deposit payment to in the amount of USD $50,000.00, to bring total non-refundable deposit prior to closing and delivery to $250,000.00. Payment shall be made in United States Dollars and shall be made by wire transfer, certified check or bank cashier’s check and held in escrow by AIC Title Company.

3.	Revised Closing Date - Paragraph 5 of the Cirrus Vision Jet SF50 Cirrus Certified Aircraft Purchase Agreement (the "Agreement") shall be amended as follows:

Purchaser agrees to financially close on N619GK ASN0209 in Knoxville, TN on or before September 30th, 2023. At Closing Seller shall provide all document(s) necessary or required to convey a clear, free and marketable title, clear of any and all liens and encumbrances, to the Aircraft and with Purchaser making a payment in full to the Seller for the Aircraft and executing the Delivery Receipt for the Aircraft. If the Purchaser fails to close for any reason not the fault of Seller, Seller may retain its remedy therefore, the remitted or escrowed deposits as liquidated damages and not as penalty.

If Seller fails to close for any reason not the fault of Purchaser, on or prior to September 30th, 2023 then Purchaser’s sole remedy shall be to terminate this Agreement upon written notice to Seller and receive a refund of all payments previously made by Purchaser to Seller under this Agreement. Within ten (10) business days after receipt of such termination notice from Purchaser, Seller shall remit to Purchaser a refund of all such payments.

PURCHASER AGREES THAT ITS SOLE REMEDY FOR ANY FAILURE OF SELLER TO PERFORM ANY PART OF THIS AGREEMENT OR ANY OTHER SELLER DEFAULT IS LIMITED TO THE RETURN OF SUCH PAYMENTS, AND IN NO EVENT SHALL PURCHASER BE ENTITLED TO ANY, OR OTHER DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY CLAIMED LOST ITS, LOST REVENUES, OR LOSS OF USE OF THE AIRCRAFT.

Agreed to and effective this day: 8/09/23

Seller:	Cirrus Aircraft	Purchaser:	Flewber, Inc

Name:	Boni Caldeira	Date Signed:	8/9/2023 | 2:16:58 PM PDT
Date Signed:	8/9/2023 | 9:33:54 PM CDT	Name:	Marc Sellouk
Title:	Vice President, Aircraft Sales	Title:	President

By:	/s/ Boni Caldeira	By:	/s/ Marc Sellouk